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                                                                     EXHIBIT 5

                   Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                 551 Fifth Avenue
                             New York, New York 10176



                                                            September 18, 1998


Celerity Systems, Inc.
1400 Centerpoint Boulevard
Knoxville, Tennessee 37932


     Re:     Registration Statement on Form S-8
             ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Celerity Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement relates to, among other things, an offering by the Company of an aggregate of 250,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock") pursuant to the Company's 401 (k) Profit Sharing Plan.

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act and the applicable state securities laws, the shares of Common Stock to be sold by the Company, when issued, delivered, and paid for in the manner described in the Registration Statement, will be legally issued, and the shares of Common Stock, when so issued, delivered and paid for, will also be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.   In so doing, we do not admit that we are in the
category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                            Very truly yours,


                            Squadron, Ellenoff, Plesent & Sheinfeld, LLP